EXHIBIT 2.1

                  COMPOSITE CONVERTIBLE SUBORDINATED DEBENTURE
                             DATED DECEMBER 1, 2001




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                                                                December 1, 2001


                  COMPOSITE CONVERTIBLE SUBORDINATED DEBENTURE



                 8% COMPOSITE CONVERTIBLE SUBORDINATED DEBENTURE
                              DUE DECEMBER 15, 2004


         VHQ ENTERTAINMENT INC. (hereinafter called "VHQ" or the "CORPORATION"), a corporation duly continued and validly subsisting under the federal laws of Canada, for value received hereby acknowledges itself indebted and promises to pay to PETER LACEY (hereinafter called the "Lead Holder" and also referred to herein as a "Holder") and to the other persons set out in Schedule A attached hereto and forming part hereof (hereinafter collectively with the other persons listed in Schedule A including the Lead Holder referred to as the "Holders" and individually referred to herein as a "Holder"), at the address set out opposite each Holder's name in Schedule A, the principal amount also set forth opposite each Holder's name in Schedule A in lawful money of Canada together will interest thereon, or on such principal amount as shall remain unpaid, computed from December 1, 2001 at eight percent (8%) per annum, compounded annually before maturity, default and judgment. The principal amount and interest thereon shall become due and paid by 36 monthly installments on the fifteenth day of each month with the first payment commencing on January 15, 2002 and the final payment being made December 15, 2004 (the "Time of Expiry"). Any payment received hereunder shall be credited firstly, in payment of interest outstanding and secondly, in reduction of the principal amount outstanding.


                                 INTERPRETATION

1.       DEFINITIONS

         Wherever used in this Debenture, the following words and phrases shall, unless there be something in the subject or context inconsistent therewith, have the indicated meanings:

(a) "this Debenture", "these presents", "herein", "hereunder", and similar expressions refer to this Debenture and include any and every deed which is supplementary or ancillary hereto;

(b) "VHQ" or "the Corporation" means VHQ Entertainment Inc., a corporation continued under the federal laws of Canada;

(c)      "Common Shares" means the common shares in the capital of VHQ;


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(d)      "Conversion Price Per Share"  means $2.50 per Common Share on or before
         5:00 p.m. on December 15, 2003 and $3.00 per Common Share from December 16, 2003 until 5:00 p.m. on December 15, 2004;

(e) "Corporation's Head Office" means the Corporation's office at 6201 - 46th Avenue, Red Deer, Alberta, or such other place as the Corporation may designate as its head office by notice in writing to the Holder;

(f)      "Counsel" means Shea Nerland Calnan;

(g) "Directors" means the Board of Directors of the Corporation for the time being, and any reference without more details to any action by the Directors shall mean action by the Directors as a Board or by any authorized committee thereof;

(h) "Event of Default" has the meaning specified in Section 15 of this Debenture;

(i) "Holder" means any one person set out in Schedule A attached hereto and forming part hereof including the Lead Holder;

(j) "Holders" means, collectively, all of the persons listed in Schedule A including the Lead Holder;

(k) "Lead Holder" means Peter Lacey, in individual resident at the address set out opposite his name in Schedule "A";

(l) "Senior Indebtedness" means the principal of and the interest on indebtedness of the Corporation, whether outstanding on the date of this indenture or thereafter created and incurred by the Corporation, for money borrowed by the Corporation from any bank, credit union, investment banker, venture capital partner, person or fund, Province of Alberta Treasury Branches or insurance company, or any other party to whom the Corporation has provided, or will provide from time to time, a security interest in any assets of the Corporation as contemplated in section 35 of this Debenture;

(m) "Subsidiary" means a company or corporation the majority of the voting stock of which is, for the time being, owned by the Corporation and/or any other corporation or company in like relation to a Subsidiary, and "voting shares" means shares, of any class, having under all circumstances full voting rights.

Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms, associations and corporations and vice versa.


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2.       DAYS THAT ARE NOT BUSINESS DAYS

         In the event that any day on or before which any action is required to be taken hereunder is not a normal business day in Calgary, Alberta, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a business day.

                                 THE DEBENTURES

3.       CURRENCY AND PLACE OF PAYMENT

         The principal amount of this Debenture and interest thereon and all other amounts payable to the Holder hereunder shall be payable in lawful money of Canada at the address of the Holder at its address appearing on Schedule A. The originally executed version of this Debenture shall be held by the Corporation as trustee for each Holder. Each Holder will receive a photocopy of the executed version of this Debenture.

4.       TRANSFERS OF DEBENTURES

         The Holder may not transfer this Debenture or any rights hereunder or require the Corporation to deliver substitute debentures in lesser principal amounts than the principal amount of this Debenture without the prior written consent of the Corporation, which consent may be withheld by the Corporation in its sole discretion or made subject to such conditions as the Corporation may stipulate in its sole discretion.

5.       REPLACEMENT OF DEBENTURE MUTILATED, LOST OR DESTROYED

         If this Debenture is mutilated lost or destroyed, the Corporation shall issue and deliver to the Holder a new Debenture of like tenor as the one mutilated, lost or destroyed, in exchange for and in place of and upon cancellation of such mutilated Debenture, or in lieu of and substitution for such lost or destroyed Debenture.

6.       NOTICES

         All notices given hereunder to the Holder or to the Corporation shall be in writing and personally delivered during normal business hours or sent by prepaid registered mail, if to the Holder at its address appearing on Schedule A of this Debenture or if to the Corporation at the Corporation's Head Office. Every such notice shall be deemed to have been given on the third business day following the day when it is posted or on the day of delivery if it is delivered personally.

                           SUBORDINATION OF DEBENTURES

7.       (a)      AGREEMENT  TO  SUBORDINATE: The   Corporation   covenants  and
                  agrees, and the Holder by his acceptance hereof likewise covenants and agrees, that the payment of the

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                  principal  of  and  interest  on  this   Debenture  is  hereby
                  expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment, to the prior payment in full of all Senior Indebtedness.

         (b) SUBROGATION OF DEBENTURES: Subject to the payment in full of all Senior Indebtedness, the rights of the Holder shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments on account of the Senior Indebtedness or to receive distributions of assets of the Corporation for application to the Senior Indebtedness, to the extent of the application to the Senior Indebtedness of moneys or other assets which would have been received by the Holder but for the provisions of this Section 7, until the Holder shall be paid in full. No such subrogation shall be deemed to be a payment by the Corporation to or on account of the Holder, it being understood that the provisions of this
                  Section 7 are solely for the purpose of defining the relative rights of the Holder on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Debenture is intended to or shall impair, as between the Corporation and its creditors (other than the holders of Senior Indebtedness and the Holder), the obligation of the Corporation, which is unconditional and absolute, to pay to the Holder the principal of and interest on this Debenture and other amounts payable under this Debenture as and when the same shall become due and payable in accordance with the terms hereof, or to affect the relative rights of the Holder and creditors of the Corporation (other than the holders of the Senior Indebtedness), nor shall anything in this Debenture prevent the Holder from exercising all remedies otherwise provided for herein and by applicable law upon default under this Debenture, subject to the rights, if any, under this
                  Section 7 of the holders of the Senior Indebtedness, if any, in respect of cash, property or securities of the Corporation received upon the exercise of any such remedy.

         (c)      NO PAYMENT TO HOLDER IF SENIOR INDEBTEDNESS DUE OR IN DEFAULT:
                  Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then, except as otherwise provided in subsection 7(e), all principal of and premium, if any, and interest on such Senior Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment under this Debenture is made.

                  Upon the happening of an event of default with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment (by purchase or redemption of this Debenture or otherwise) shall be made by the Corporation with respect to the principal of or interest on this Debenture.

                  The fact that a payment hereunder is prohibited by this subsection 7(c) shall not prevent the failure to make such a payment from being an Event of Default hereunder.


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         (d)      DISTRIBUTION  ON  DISSOLUTION,   WINDING-UP,  LIQUIDATION   OR
                  REORGANIZATION:   Upon  any  distribution  of  assets  of  the
                  Corporation on any dissolution, winding-up, total liquidation, reorganization, bankruptcy, insolvency or receivership of the Corporation or other marshaling of assets of the Corporation:

                  (i) the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal of such Senior Indebtedness and the interest and premium (if any) due thereon before the Holder is entitled to receive any payment upon the principal of or the interest on the indebtedness evidenced by this Debenture;

                  (ii) any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, to which the Holder would be entitled except for the provisions of this
                           Section 7, shall be paid by the liquidating trustee or agent or other person making such payment or distribution (whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise), directly to the holders of the Senior Indebtedness or their representatives or trustees, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (iii)    in the event  that,  notwithstanding  the  foregoing,
                           any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, shall be received by the Holder on account of this Debenture before all Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the holders of such Senior Indebtedness or their representatives or trustees, as their respective interests may appear, for application to the payment of all Senior
                           Indebtedness remaining unpaid until all Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                  Upon any distribution of assets of the Corporation referred to in this subsection 7(d), the Holder shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making the distribution for the purpose of ascertaining the persons entitled to participate in such distribution, including the holders of the Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this subsection 7(d).

         (e) PAYMENT OF DEBENTURES PERMITTED: Notwithstanding subsections 7(b) and 7(d) or any other provision of this Debenture:


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                  (i)      the  Corporation  may make payments on account of the
                           principal  hereof and interest hereon except when the
                           circumstances    described   in    subsection    7(c)
                           prohibiting  such payments shall have occurred and be
                           continuing   and  except   during  any   dissolution,
                           winding-up,   total   liquidation,    reorganization,
                           bankruptcy,   insolvency,   receivership   or   other
                           marshalling of assets referred to in subsection 7(d);

                  (ii) the Corporation may make payments in respect of the redemption of the Debentures pursuant to Section 9 even though at the time such payments are made circumstances described in subsection 7(c) which, but for this subsection, would prohibit such payments shall have occurred or being continuing or an Event of Default shall have occurred and be continuing, if notice of such redemption shall have been given prior to such circumstances or such Event of Default occurring; and

                  (iii) unless and until written notice shall be given to the Holder by or on behalf of any holder of any Senior Indebtedness, notifying the Holder of the happening of an event of default with respect to such Senior Indebtedness or of the existence of any other facts which would result in the making of any payment with respect to this Debenture to be in contravention of the provisions of this Section 7, the Holder and the Corporation shall be entitled to assume that no such event of default has occurred or that no such facts exist; and, with respect to any moneys that may at any time be received by the Holder pursuant to any provision of this Debenture prior to the receipt by the Holder of such written notice, nothing in this Debenture shall prevent the Holder from applying such monies to the purposes for which the same were so received, notwithstanding the occurrence or continuance of an event of default or other facts with respect to such Senior Indebtedness.

         (f) SUBORDINATION NOT TO BE IMPAIRED: No right of any holder of Senior Indebtedness or his representative or trustee to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or any such holder, or by any non-compliance by the Corporation with the terms, provisions and covenants of this Debenture regardless of any knowledge thereof which any such holder may have or be otherwise charged with.


                                EXPRESS COVENANTS

8.       CERTAIN COVENANTS BY THE CORPORATION

         The Corporation hereby covenants and agrees as follows:

         (a) TO PAY PRINCIPAL AND INTEREST: That the Corporation will duly and punctually pay or cause to be paid to the Holder the principal of and interest accrued on this


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                  Debenture and other amounts payable hereunder on the dates, at the places, in the moneys and in the manner provided for herein.

         (b) TO CARRY ON BUSINESS: That the Corporation will carry on and conduct its business in the ordinary course; and, subject to the express provisions hereof, it will use reasonable commercial efforts to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights.


                           REDEMPTION AND PURCHASE OF
                          DEBENTURES BY THE CORPORATION

9.       (a)      REDEMPTION  OF  DEBENTURES  BY  CORPORATION:  Subject  to  the
                  provisions  of  this  Section  9,  this  Debenture   shall  be
                  redeemable, in its entirety but not partially, at any time prior to maturity at the option of the Corporation (in the manner hereinafter provided and in accordance with and subject to the provisions hereinafter set forth), at a price equal to the aggregate principal amount remaining outstanding on the date fixed for redemption together with accrued and unpaid interest on that aggregate principal amount to be redeemed to the date fixed for redemption. (Such price, including accrued and unpaid interest, at which the Debenture may be redeemed is hereinafter referred to as the "redemption price".)

         (b) NOTICE OF REDEMPTION: Notice of the Corporation's intention to redeem this Debenture shall be given by or on behalf of the Corporation to the Holder, not more than 15 days and not less than 10 days prior to the date fixed for redemption, in the manner provided herein. The notice of redemption shall specify the redemption date, the redemption price and places of payment and shall state that all interest thereon shall cease from and after such redemption date, upon payment in full of the redemption price.

         (c) DEBENTURE DUE ON REDEMPTION DATES: Upon notice having been given as aforesaid, this Debenture shall, without prejudice to the right of the Holder to convert this Debenture into Common Shares prior to its redemption and provided this Debenture is not previously converted by the Holder, thereupon be and become due and payable at the redemption price, on the redemption date specified in such notice, in the same manner and with the same effect as if it were the date of maturity of this Debenture, anything herein to the contrary notwithstanding, and from and after such redemption date, if the moneys necessary to redeem this Debenture shall have been paid as hereinafter provided, this Debenture shall be cancelled and cease to be outstanding and interest upon this Debenture shall cease to accrue after said date.

         (d) DEPOSIT OF REDEMPTION PRICE: Upon this Debenture having been called for redemption as hereinbefore provided, the Corporation shall pay the redemption price to the Holder upon surrender of this Debenture, unless the Holder shall have converted this Debenture prior to the redemption date.

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         (e)      FAILURE TO  SURRENDER  DEBENTURE  WHEN CALLED FOR  REDEMPTION:
                  If the Holder fails to surrender this Debenture on the date fixed for redemption, the redemption price payable in respect thereof shall be set aside in trust for the Holder (except for such Holders who have converted the debenture into Common Shares) with a Canadian chartered bank or a Canadian trust company, and such setting aside shall for all purposes be deemed a payment to the Holder of the sum so set aside, and this Debenture shall thereafter not be considered to be outstanding and the Holder shall, thereafter, have no rights except to receive payment of the redemption price out of the moneys so paid and deposited, upon surrender and delivery up of this Debenture, plus such interest thereon, if any, as the depository may allow.

         (f) CANCELLATION OF DEBENTURES ON REDEMPTION: If this Debenture is redeemed by the Corporation, it shall forthwith be cancelled by the Corporation and no debenture shall be issued in substitution therefor.


                            CONVERSION OF DEBENTURES

10.      (a)      CONVERSION AT THE DEMAND OF HOLDER:  Upon and  subject to  the provisions and conditions herein  contained,  any Holder shall have the right, at any time, until such time as this Debenture is fully repaid,  redeemed,  purchased by the  Corporation  or cancelled,  to  convert  all,  or a  stated  portion,  of  the
                  outstanding   principal  amount  (exclusive  of  any  interest
                  thereon)  of this  Debenture  owing to such Holder into Common
                  Shares  as  constituted   at  the  date  hereof   (subject  as
                  hereinafter provided) on the basis of the Conversion Price Per
                  Share.

                  Notwithstanding the foregoing, if this Debenture is called for redemption in accordance with Section 9 and the Holder shall not have previously elected to convert this Debenture into Common Shares in accordance with the preceding paragraph of this subsection 10(a), then any Holder may elect to convert the outstanding principal amount (exclusive of any interest thereon) of this Debenture owing to such Holder into Common Shares in accordance with this Section 10 until, but not after, the business day immediately preceding the date fixed for redemption of this Debenture.

                  No fractional Common Shares shall be issuable upon conversion of this Debenture.

         (b) PROCEDURE FOR CONVERSION: If a Holder wishes to convert all or a portion of the outstanding principal amount (exclusive of any interest thereon) of this Debenture owing to such Holder into Common Shares then, the Holder shall deliver a written notice to such effect (signed by the Holder or his attorney or agent duly appointed in writing) to the Corporation. The Holder shall indicate in such notice the number of Common Shares to which the Holder is entitled upon conversion. Upon the delivery of the said notice, the Holder in whose name the Common Shares are to be issued, as designated in the said notice, shall be deemed, for all purposes, to be the holder of

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                                       9

                  record of such number of fully paid and non-assessable Common Shares into which this Debenture is converted on the basis herein set out, and such person or persons shall be entitled to delivery by the Corporation of a certificate or certificates representing such Common Shares, promptly after the exercise of such right of conversion.

11.      ADJUSTMENT FOR INTEREST OR DIVIDENDS

         If the outstanding principal amount (exclusive of any interest thereon) of this Debenture owing to a Holder is converted by any Holder pursuant to Section 10, then:

         (a) interest owing to such Holder under this Debenture which has accrued prior to the Effective Date of the Conversion and which has not been paid prior to the time of conversion shall be forthwith payable by the Corporation to the Holder;

         (b) Common Shares issuable upon conversion shall rank for and carry dividends that are payable to persons who are holders of Common Shares of record on or after the date that a person (or persons) is/are deemed to be the holder(s) of Common Shares pursuant to subsection 10(b) (the "Effective Date of Conversion"); and

         (c) Common Shares issuable upon conversion of this Debenture shall not rank for nor carry dividends that are payable to persons who are holders of Common Shares of record prior to the Effective Date of Conversion and no adjustment shall be made on account of such dividends.

12.      RESERVATION OF SHARES

         So long as this Debenture is outstanding, the Corporation shall ensure that its authorized capital is sufficient to satisfy the obligations of the Corporation hereunder in respect of the conversion rights conferred to the Holders by this Debenture and to enable the entire principal amount of this Debenture to be converted upon the basis and upon the terms and conditions provided for herein. All Common Shares issued upon exercise of the right of conversion herein provided for shall be issued as fully paid and non-assessable Common Shares.

13.      (a)      ANTI-DILUTION: So long as this  Debenture  is outstanding,  if and whenever the Corporation shall (i) subdivide or redivide the outstanding Common Shares into a greater number of shares or (ii) reduce, combine or consolidate the outstanding Common
                  Shares into a smaller number of shares,  the Conversion  Price
                  Per Share in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation, as the case may be, shall, in the case of the events referred to in
                  (i) above, be decreased in proportion to the increase in the number of outstanding Common Shares resulting from such subdivision or redivision, or shall, in the case of the events referred to in (ii) above, be increased in proportion to the decrease in the number of Common Shares resulting from such reduction, combination or

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                  consolidation.  Such  adjustment  shall be made  whenever  any event referred to in this subsection 13(a) shall occur.

         (b) In the event of any question arising with respect to the adjustments provided in this Section 13, such question shall be determined by a firm of chartered accountants appointed by the Corporation (who may be the auditors of the Corporation) and acceptable to the Holder. Such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Holder.


                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

14.      REPRESENTATIONS AND WARRANTIES

         The Corporation represents and warrants as follows:

         (a) CORPORATE AUTHORITY: It is a corporation duly continued and validly subsisting under the federal laws of Canada.

         (b)      DUE AUTHORIZATION:  This Debenture and all actions on the part
                  of  the    Corporation  herein  contemplated  have  been  duly
                  authorized by all necessary corporate proceedings.

         (c) NO EVENTS OF DEFAULT: As at the date hereof, the Corporation is not in default under any agreement to which it is a party and no event which, with the giving of notice or lapse of time or both, could become an Event of Default has occurred and is continuing or will have occurred by virtue of the execution and delivery of this Debenture or the completion of any transactions contemplated herein.


                                     DEFAULT

15.      EVENTS OF DEFAULT

         Each of the following events shall constitute an Event of Default for the purposes of this Debenture if such event remains unremedied for a period of more than 30 consecutive days after written notice thereof has been received by the Corporation from any Holder:

         (a) PRINCIPAL OR INTEREST: If the Corporation makes default in payment of the principal of or interest due on this Debenture when the same becomes due and payable.

         (b) INSOLVENCY AND SEIZURE OF ASSETS: If the Corporation fails to pay or is unable to pay its obligations as they become due or makes an assignment for the benefit of its creditors, files a proposal or assignment in bankruptcy, is adjudicated insolvent or bankrupt under the BANKRUPTCY ACT (Canada) or any other bankruptcy, insolvency or analogous laws or petitions or applies to any tribunal for the appointment of a receiver of all or any substantial portion of its properties, or, except as permitted by Section 28, commences any proceedings relating to it under any reorganization, arrangement, readjustment of debts, dissolution or liquidation law or statute of any relevant jurisdiction, whether now or hereafter in effect, or there is commenced against the Corporation any such proceeding that remains undismissed for a period of thirty (30) days, or the Corporation, by any act, indicates its consent to, approval of, or acquiescence in any such proceeding, or the Corporation suffers any judgment, writ of attachment or execution or any similar process to be issued or levied against any substantial part of its properties that is not released, stayed or adjudicated in favour of the Corporation within thirty (30) days after issue or levy thereof unless such process of execution is in good faith disputed by the Corporation.

         (c) BREACH: If the representations and warranties made or referred to herein prove to be or to have been materially false or misleading or if the Corporation shall neglect to carry out or observe any other covenant or condition herein contained and on its part to be observed and performed hereunder.

16.      OCCURRENCE OF DEFAULT

         If an Event of Default occurs, the Holders may, subject to the provisions of Section 18, declare the principal of and interest on this Debenture and all other moneys outstanding under this Debenture to be due and payable and the same shall forthwith become immediately due and payable, anything in this Debenture to the contrary notwithstanding, and the Corporation shall forthwith pay such amounts to the Holders. Such payment when made shall be deemed to have been made in discharge of the Corporation's obligations hereunder and any moneys so received by the Holders shall be applied in the manner provided in Section 19.

17.      WAIVER OF DEFAULT

         The Holders may waive any Event of Default and/or to cancel any declaration made by the Holders pursuant to Section 16, in which case such Event of Default shall be deemed not to have occurred or such declaration shall be deemed not to have been made, as the case may be; provided that no such waiver of an Event of Default shall extend to, or be taken in any manner whatsoever to affect, any subsequent Event of Default or the rights resulting therefrom and no such cancellation of a declaration shall prevent a subsequent declaration under Section 16 in respect of the Event of Default to which the cancellation related (unless the Event of Default was also waived) or in respect of any other Event of Default.

18.      ENFORCEMENT

         Subject to the provisions of Section 17, if the Corporation fails to pay to any Holder, forthwith after the same shall have been declared to be due and payable under Section 16, the principal of and interest on this Debenture, together with any other amounts due hereunder, the Holder may enforce its rights under this Debenture by any of the following remedies in its sole discretion:

         (a) proceedings in any court of competent jurisdiction for the appointment of a receiver (which term as used in this Debenture includes a receiver and manager) of all or any part of the property of the Corporation;

         (b) filing of proofs of claim and other documents to establish its claims in any proceedings relating to the Corporation;

         (c) appointment by instrument in writing of a receiver of all or any part of the property of the Corporation in accordance with
                  Section 20 and removal or replacement from time to time of any such receiver; and

         (d) any other remedy or proceeding authorized or permitted hereby or by law or equity.

         Such remedies may be exercised from time to time separately or in combination and are in addition to and not in substitution for any rights of the Holders however created.

19.      APPLICATION OF MONIES

         Except as herein otherwise expressly provided, any moneys paid on account of this Debenture following a declaration pursuant to Section 16, whether paid by the Corporation or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation shall be applied as follows:

         (a) first, in payment or in reimbursement to the Holders of their costs, charges and expenses as required by Section 21 with interest thereon as herein provided;

         (b) second, in payment of the principal of and accrued and unpaid interest and interest on amounts in default on this Debenture that shall then be outstanding in the priority of principal first and then accrued and unpaid interest and interest on amounts in default to each of the Holder's on a pro rata basis in according to the outstanding principal amount (exclusive of any interest thereon) of this Debenture owing to each Holder; and

         (c) third, in payment of the surplus, if any, of such moneys to the Corporation or its assigns.

20.      RECEIVER

         If an Event of Default shall have occurred, as a result of which, pursuant to Section 16, the principal amount of this Debenture shall have been declared due and payable and if such declaration shall not have been canceled pursuant to Section 17, then the holders of Senior Indebtedness of the Corporation and, in the event that there are no holders of Senior Indebtedness, the Lead Holder (by an instrument in writing) may appoint a receiver of the Corporation. Any receiver so appointed shall have the power to:

         (a) take possession of, collect and get in all or any part of the property of the Corporation and, for that purpose, to take proceedings in the name of the Corporation or otherwise and to make any arrangement or compromise;

         (b) from time to time and without any previous notice or demand and free of charge enter upon or into and occupy and use all or any of the premises, buildings, plant and undertaking of or occupied or used by the Corporation;

         (c) carry on or concur in carrying on all or any part of the business of the Corporation;

         (d) borrow or raise money on all or any part of the property of the Corporation in priority to this Debenture or otherwise for such purposes as may be approved by the Lead Holder; and

         (e) sell or concur in selling all or any part of the property of the Corporation without notice and in such manner as may seem advisable to the receiver, and to effect such sale by conveying in the name and on behalf of the Corporation or otherwise.

         The receiver may be vested with such other rights and powers of the Holders hereunder and such other discretions and powers as are granted in the instrument of appointment and any supplement thereto. The receiver shall for all purposes be deemed to be the agent of the Corporation and not of the Holders; and the Corporation shall be solely responsible for his acts or defaults and for his remuneration. All moneys from time to time received by the receiver may be applied as follows: first, in discharge of all operating expenses and other outgoings affecting the property of the Corporation; second, in payment of the remuneration and disbursements of the receiver; and thereafter in accordance with Section 19.

21.      EXPENSES

         The Corporation agrees to pay to the Holders forthwith on demand all costs, charges and expenses, including all legal fees (on a solicitor and his own client basis), incurred by the Holders in connection with the recovery or enforcement of payment of the principal amount of and interest on this Debenture and any other moneys payable hereunder whether by realization or otherwise. All such sums shall bear interest at the rate of 8% per annum.

22.      PRODUCTION OF DEBENTURES UPON PAYMENT

         The Corporation shall have the right at the time it makes any payment required by Section 16 hereof to demand of the person claiming such payment the production of the actual Debenture under which it claims such payment be made, and shall cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Corporation may in its discretion dispense with such production and endorsement in any case.

23.      REMEDIES CUMULATIVE

         No remedy herein conferred upon or reserved to the Holders, is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative, and shall be in addition to every other remedy given under this Debenture or now existing or hereafter to exist by law or by statute.

24.      JUDGMENT FOR AMOUNTS REMAINING DUE

         The Corporation covenants and agrees to and with the Holders that in case of any other proceedings to enforce this Debenture, judgment may be rendered against it in favour of the Holders for any amount which may remain due in respect of this Debenture and the interest thereon.

25.      ACTION BY RECEIVER WITHOUT POSSESSION OF DEBENTURES

         All rights of action under this Debenture may be enforced by a Receiver appointed pursuant to Section 20 without the possession of this Debenture or the production thereof at the trial or other proceedings relating thereto.

26.      DELAY OR OMISSION NOT CONSTRUED AS WAIVER

         No delay or omission on the part of the Holder, to exercise any right or power accruing upon any default continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein and every power and remedy given to the Holder in this Debenture may be exercised by it from time to time and as often as may be deemed expedient by it.

27.      EXCLUSION OF LIABILITY OF HOLDER AND RECEIVER

         The Holders shall not, nor shall any Receiver appointed by it pursuant to this Debenture, be liable for any failure to exercise their rights, powers or remedies arising hereunder or otherwise.

                             SUCCESSOR CORPORATIONS

28.      PERMITTED CORPORATE REORGANIZATIONS

         The Corporation shall not, directly or indirectly, sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets as an entirety to any other corporation, and shall not amalgamate or merge with or into any other corporation (any such other corporation being herein referred to as a "successor corporation") unless:

         (a) the successor corporation shall execute, prior to or contemporaneously with the consummation of any such transaction, such instruments as in the opinion of counsel to the Holder are necessary or advisable to evidence the assumption by the successor corporation of the due and punctual payment of this Debenture and the interest thereon and all other moneys payable thereunder and the covenant of the successor corporation to pay the same and its agreement to observe and perform all of the covenants and obligations of the Corporation thereunder;

         (b) such transaction shall be upon terms which substantially preserve and do not to impair any of the rights or powers of the Holder under this Debenture and upon terms which are in no way prejudicial to the interests of the Holder; and

         (c) no condition or event exists either at the time of or immediately after the consummation of any such transaction and after giving full effect thereto or immediately after the successor corporation complies with the provisions of clause
                  (a) above which constitutes or would constitute, after notice or lapse of time or both, an Event of Default.

29.      STATUS OF SUCCESSOR CORPORATION

         Whenever the conditions of Section 28 have been duly observed and performed the successor corporation shall possess and from time to time may exercise each and every right and power of the Corporation under this Debenture in the name of the Corporation or otherwise and any act or proceeding by any provision of this Debenture required to be done or performed by any directors or officers of the Corporation may be done and performed with like force and effect by the directors or officers of such successor corporation.


                       MISCELLANEOUS AND FINAL PROVISIONS

30.      DEFEASANCE

         These presents and the rights hereby granted shall cease, determine and be void, if the Corporation shall have first satisfied the Holders that it has paid or made due provisions satisfactory to the Holders for the payment of all the principal moneys and interest due or to become due hereunder, at the time and in the manner herein provided, and also all other moneys payable hereunder by the Corporation or shall surrender or cause to be surrendered this Debenture to the Corporation for cancellation and shall in any case pay all sums due or accruing due to the holder of this Debenture hereunder.

31.      CORRECTION OF ERRORS

         The Corporation and the Lead Holder may correct typographical, clerical or other manifest errors in this Debenture, provided that such correction shall in the opinion of the Lead Holder in no way prejudice the rights of the Holders hereunder, and the Corporation and the Lead Holder may execute all such documents as may be necessary to correct such errors.

32.      FORMAL DATE

         Notwithstanding its effective date of execution, this Debenture may be referred to as bearing a formal date of December 15, 2001.

33.      EFFECT OF HEADINGS

         The headings of all the preceding sections, subsections and paragraphs are inserted for convenience of reference only and shall not affect the construction or interpretation of this Debenture. References herein to sections and subsections are references to sections or subsections of this Debenture unless otherwise specified or otherwise required by the context.

34.      GOVERNING LAW

         This Debenture shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable thereto and shall be treated in all respects as a contract entered into in the Province of Alberta.

35.      TYPE OF SECURITY

         The Corporation and the Holder hereby agree that, as security for the due payment of all monies payable hereunder, the Corporation and the Lead Holder as trustee for and on behalf of all Holders will enter into a Subordinated General Security Agreement (the "GSA") substantially in the form of Schedule B hereto and subject to any amendments, revisions, deletions or additions as the Corporation and the Lead Holder may agree upon; provided that it is hereby acknowledged and agreed by all of the Holders and the Corporation that the security interest granted to the Holders hereunder by the Corporation will be subordinate to any and all other security interests that the Corporation may grant to any party from time to time in its sole discretion..

         Further, the Corporation, the Lead Holder and the Holders hereby agree that the Lead Holder, as trustee and on behalf of all Holders, at the written request of the Corporation, will be obligated to execute any and all postponements, subordination agreements and /or any and all other documentation as may be required by the Corporation or holders of Senior Indebtedness to properly reflect and/or evidence the security interests granted herein or in the GSA, including the subordination of the security interest granted to the Holders to the security interest of the holders of Senior Indebtedness.

         The Corporation and the Holders hereby agree that the Lead Holder, as trustee for and on behalf of all Holders, will be entitled, at the cost of the Corporation, to register the security interest of the Holders as granted by the GSA with the personal property registries in Alberta, but not any other jurisdiction, at any time after June 1, 2002. The Corporation and the Holders hereby further agree that the Lead Holder, as trustee for and on behalf of all Holders, may not register the security interest granted by the GSA at any time prior to June 1, 2002 unless it first receives the written consent to such registration from the Corporation. The Holders acknowledge that the Corporation is under no obligation to provided such consent.. The Corporation and the Holders hereby further agree and acknowledge that no other Holder other than the Lead Holder, as trustee for and on behalf of all Holders, may register the security interest granted by the GSA.

         The Corporation, the Lead Holder and the Holders agree that the Lead Holder is executing the GSA, and any other required documentation that may arise pursuant to its role as trustee for the Holders as contemplating under this Debenture or the GSA solely in his capacity as trustee for the other Holders and not in his own or personal capacity or in any other capacity. Notwithstanding any provisions of this Debenture or the GSA, the Corporation, the Lead Holder and the Holders hereby agree that the liability of the Lead Holder that may arise pursuant to its role as trustee of the other Holders shall be limited to the assets of trust created hereby and any recovery of claims in respect of Lead Holder pursuant to this Debenture or the GSA may be directed against the Lead Holder solely in his capacity as trustee and not in his personal capacity or in any other capacity and not against his own or personal assets or any assets he may possess in any other capacity other than as trustee of the trust hereby created.


                                  VHQ ENTERTAINMENT INC.


                                  Per:  /s/ TREVOR M. HILLMAN
                                      ------------------------------------
                                      Trevor M. Hillman, CEO


                                  Per:  /s/ GREGG C. JOHNSON
                                      ------------------------------------
                                      Gregg C. Johnson, President



Accepted and agreed to by the Holders as evidenced by each of their signatures on Schedule A attached hereto and forming part hereof.

I, Peter Lacey, agree to act as, and perform the obligations of, the Lead Holder (as defined herein).

DATED this 1 day of December, 2001.

/s/ Unknown                                 /s/ Peter Lacey
________________________                    ______________________________
Witness                                              Peter Lacey

                                   SCHEDULE A
              TO AN 8% COMPOSITE CONVERTIBLE SUBORDINATED DEBENTURE
                              DUE DECEMBER 1, 2004
                                   PROVIDED BY
               VHQ ENTERTAINMENT INC. TO THE HOLDERS SET OUT BELOW

-------------------------------------------------------------------------------------------------------------------
NAME OF HOLDER                   ADDRESS OF HOLDER              PRINCIPAL               SIGNATURE OF HOLDER
                                                                 AMOUNT
-------------------------------------------------------------------------------------------------------------------
William G. Bontje                R.R. 4, Site 14, Box 7,        $273,168            /s/ WILLIAM G. BONTJE
                                 Red Deer, AB  T4N 5E4
-------------------------------------------------------------------------------------------------------------------
Garry Boris                      201, 4921 - 49th Street        $17,073             /s/ GARRY BORIS
                                 Red Deer, AB   T4N 1V2
-------------------------------------------------------------------------------------------------------------------
Escalade Investments Inc.        155 Neusch Crescent            $17,073             /s/  UNKNOWN
                                 Saskatoon, SK  S7K 7V4
-------------------------------------------------------------------------------------------------------------------
Tari Gervais                     6201 - 46th Avenue             $17,073             /s/ TARI GERVAIS
                                 Red Deer, AB  T4N 6Z1
-------------------------------------------------------------------------------------------------------------------
Hillman Holdings Inc.            6201 - 46th Avenue             $341,460            /s/ UNKNOWN
                                 Red Deer, AB  T4N 6Z1
-------------------------------------------------------------------------------------------------------------------
Tim Hillman                      52 Kendall Crescent            $17,073             /s/ TIM HILLMAN
                                 Red Deer, AB  T4P 3S5
-------------------------------------------------------------------------------------------------------------------
Diane Lacey                      R.R. 2, Site 19, Box 6         $34,146             /s/ DIANE LACEY
                                 Red Deer, AB  T4N 5E2
-------------------------------------------------------------------------------------------------------------------
Mark Lacey                       R.R. 2, Site 19, Box 6         $34,146             /s/ MARK LACEY
                                 Red Deer, AB  T4N 5E2
-------------------------------------------------------------------------------------------------------------------
Peter Lacey                      R.R. 2, Site 19, Box 6         $341,460            /s/ PETER LACEY
                                 Red Deer, AB  T4N 5E2
-------------------------------------------------------------------------------------------------------------------
Robert Lacey                     R.R. 2, Site 19, Box 6         $34,146             /s/ ROBERT LACEY
                                 Red Deer, AB  T4N 5E2
-------------------------------------------------------------------------------------------------------------------
Craig Puetz                      Box 38                         $136,584            /s/ CRAIG PUETZ
                                 Trochu, AB  T0M 2C0
-------------------------------------------------------------------------------------------------------------------
Allan Slobodian                  51 Allison Crescent            $17,073             /s/ ALLAN SLOBODIAN
                                 Red Deer, AB  T4R 2T9
-------------------------------------------------------------------------------------------------------------------